[DELCATH SYSTEMS LOGO]                                              EXHIBIT 99.1





COMPANY CONTACT:                            INVESTOR RELATIONS CONTACTS:
Delcath Systems, Inc.                       Lippert/Heilshorn & Associates, Inc.
---------------------                       ------------------------------------
Richard Taney                               Anne Marie Fields
(203) 323-8668                              (afields@lhai.com)
www.delcath.com                             (212) 838-3777
                                            Bruce Voss (bvoss@lhai.com)
                                            (310) 691-7100
                                            www.lhai.com

LHA DRAFT 1
-----------

               DELCATH SYSTEMS ENTERS MODIFICATION AGREEMENT WITH
                  LADDCAP AND MODIFIES STOCKHOLDER RIGHTS PLAN

                   ALLOWS LADDCAP TO INCREASE HOLDINGS TO 20%

STAMFORD, CT, APRIL 10, 2007--Delcath Systems, Inc. (Nasdaq: DCTH) today announced that the Company has entered into a Modification Agreement with Laddcap Value Partners, LP, Laddcap Associates, LLC, and Laddcap Value Associates, LLC (Collectively "Laddcap") to amend the October 8, 2006 Settlement Agreement between Delcath and Laddcap. The key terms of the Modification
Agreement will allow Laddcap to increase its position in Delcath, if it so chooses, through open market purchases of Delcath shares beyond the previous 14.9% limitation established by the October 8, 2006 settlement agreement to just under 20%. Furthermore, Delcath will no longer be required to elect two directors nominated by Laddcap or to appoint at least one Laddcap nominee to each of its committees as stipulated in the original agreement. The Board of Directors of Delcath also voted unanimously to increase the threshold level for triggering the Shareholder Rights Plan ("Rights Plan") from 15% to 20%, effective immediately.

Mr. Richard L. Taney, Chief Executive Officer of Delcath, commented on the amended agreement, "We are pleased to have modified the original Settlement Agreement with Laddcap and believe that this Modification Agreement benefits both Delcath and its stockholders. The board undertook this action in recognition of the changed circumstances and position of the company today. In addition, we have amended the Company's "Rights Plan" to raise the trigger threshold under the plan for all stockholders to the same level approved for Laddcap, which is just under 20%. We view the raising of the threshold for triggering the rights plan as a stockholder-friendly step, while still maintaining the Boards flexibility to enhance shareholder value in case the 20% threshold is crossed."

"With the recently announced expansion to our Clinical Research and Development Agreement ("CRADA") with the National Cancer Institute ("NCI") and our planned expansion of the pivotal Phase III trial of the Company's Delcath System into a multi-center trial, we continue to move forward towards our goal of the commercialization of our percutaneous perfusion technology for organ and region-specific delivery of therapeutic and chemotherapeutic agents."

Delcath Board member Robert Ladd, who is also the Managing Member of Laddcap Value Partners, stated, I am very pleased with the amended agreement. All shareholders should applaud this step toward improved corporate governance and transparency."

ABOUT DELCATH SYSTEMS, INC.

Delcath Systems is a developer of percutaneous perfusion technology for organ or region-specific delivery of therapeutic and chemotherapeutic agents. The Company's intellectual property portfolio currently consists of 12 patents on a worldwide basis, including the United States, Europe, Asia and Canada. For more information, please visit the Company's website, www.delcath.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT CAN CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, UNCERTAINTIES RELATING TO OUR ABILITY TO SUCCESSFULLY COMPLETE PHASE III CLINICAL TRIALS AND SECURE REGULATORY APPROVAL OF OUR CURRENT OR FUTURE DRUG-DELIVERY SYSTEM AND UNCERTAINTIES REGARDING OUR ABILITY TO OBTAIN FINANCIAL AND OTHER RESOURCES FOR ANY RESEARCH, DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES. THESE FACTORS, AND OTHERS, ARE DISCUSSED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE THEY ARE MADE.

                                      # # #